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                                                                EXHIBIT 10.11(i)







                         GEORGIA-PACIFIC CORPORATION
                    1995 SHAREHOLDER VALUE INCENTIVE PLAN


                          (Effective April 1, 1995)

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                                                         TABLE OF CONTENTS

                                                                                                 Page
ARTICLE I                   DEFINITIONS                                                            1

                            1.1       Approval Date                                                1
                            1.2       Board                                                        1
                            1.3       Cause                                                        2
                            1.4       Committee                                                    2
                            1.5       Corporation                                                  2
                            1.6       Effective Date                                               2
                            1.7       Employee                                                     3
                            1.8       Fair Market Value of the Stock                               3
                            1.9       Grant Date                                                   3
                            1.10      Normal Grant                                                 3
                            1.11      Option Agreement                                             4
                            1.12      Option Grant                                                 4
                            1.12      Option Price                                                 4
                            1.13      Participant                                                  4
                            1.14      Peer Group Companies                                         4
                            1.15      Plan                                                         4
                            1.16      Plan Administrator                                           4
                            1.18      Salary Grade                                                 4
                            1.19      Stock                                                        5
                            1.20      Subsidiary                                                   5
                            1.21      Term or Term of the Plan                                     5
                            1.22      Total Shareholder Return                                     5
                            1.23      Vesting Date                                                 6
                            1.24      Weighted Average Total Shareholder Return                    6

ARTICLE II                  ELIGIBILITY                                                            6

                            2.1       Selection of Participants                                    6

ARTICLE III                 INCENTIVE AWARDS                                                       7

                            3.1       Option Grants                                                7
                            3.2       Augmented Option Grants                                      8
                            3.3       Normal and Accelerated Vesting of Option Grants              8
                            3.4       Special Vesting                                             10
                            3.5       Restrictions on Option Grants/Forfeitures                   12
                            3.6       No Bar to Corporate Restructuring                           14

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


                         3.7        Capital Readjustments/Option Grant Modifications                     14
                         3.8        Change of Control                                                    15
                         3.9        Fractional Shares                                                    17

ARTICLE IV               PLAN ADMINISTRATION                                                             18

                         4.1        Plan Administrator                                                   18
                         4.2        Delegation                                                           18

ARTICLE V                AMENDMENT AND TERMINATION                                                       19

                         5.1        Amendment and Termination                                            19

ARTICLE VI               MISCELLANEOUS PROVISIONS                                                        19

                         6.1        Non-Transferability/Designation of Beneficiary                       19
                         6.2        Continued Employment                                                 20
                         6.3        Plan Unfunded                                                        20
                         6.4        Taxation                                                             20
                         6.5        Retirement Plans and Welfare Benefit Plans                           21
                         6.6        Medium of Payment                                                    21
                         6.7        No Cash Bonuses or Surrender Rights                                  21
                         6.8        Option Agreements                                                    21
                         6.9        Governing Law                                                        21
                         6.10       Severability                                                         21
                         6.11       Headings/Gender                                                      22

ARTICLE VII              EFFECTIVE DATE/SHAREHOLDER APPROVAL                                             22

                         7.1        Effective Date                                                       22
                         7.2        Shareholder Approval                                                 22


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                          GEORGIA-PACIFIC CORPORATION

                     1995 SHAREHOLDER VALUE INCENTIVE PLAN



         By action of its Board of Directors and subject to the approval of its shareholders, Georgia-Pacific Corporation has established the following incentive compensation plan for specified key employees, to be known as the "Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan" and to be effective as of the Effective Date specified below. The purposes of this Plan are to attract and retain qualified and competent Employees, to enhance the growth and profitability of Georgia-Pacific Corporation and its Subsidiaries (the "Corporation") and to maximize shareholder value by providing Employees with the incentive of long-term rewards if they continue their employment and attain established performance objectives. Annual grants of non-qualified stock options will be made to Employees who are capable of having a significant positive impact on the performance of the Corporation so that the interests of such Employees will be more closely aligned with those of the Corporation's shareholders.

                                   ARTICLE I
                                  DEFINITIONS

         For purposes of this Plan, the following terms or phrases shall have the indicated meanings:

         1.1     Approval Date.

         The date of the Committee's meeting at which Option Grants under this Plan for a given Grant Date are determined and approved.

         1.2     Board.

         The Board of Directors of the Corporation.

         1.3     Cause.

         "Cause" shall mean any of the following: (i) the willful failure of a Participant to perform satisfactorily the duties consistent with his title and position reasonably required of him by the Board or supervising management (other than by reason of incapacity due to physical or mental illness); (ii) the commission by a Participant of a felony, or the perpetration by a Participant of a dishonest act or common law fraud against the Corporation or any of its Subsidiaries; or (iii) any other willful act or omission (including without limitation the violation of any corporate policy or regulation) which could reasonably be expected to expose the Corporation to civil liability under the law of the applicable jurisdiction or causes or may reasonably be expected to cause significant injury to the financial condition or business reputation of the Corporation or any of its Subsidiaries.

         1.4     Committee.

         The Compensation Committee of the Board of Directors of the Corporation, as constituted from time to time, or such subcommittee of that body as the Compensation Committee shall specify to act for the Compensation Committee with respect to this Plan, provided however that any such subcommittee shall consist entirely of (but at least two) "outside directors" as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, or any statute which is a successor or replacement for such statute (and applicable regulations promulgated thereunder).

         1.5     Corporation.

         Georgia-Pacific Corporation , a Georgia corporation, its successors and assigns.

         1.6     Effective Date.

         The Effective Date of this Plan, which shall be April 1, 1995, subject to the subsequent approval of the shareholders of the Corporation.


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         1.7     Employee.

         A full-time, salaried employee of the Corporation (including, without limitation, any officer of the Corporation).

         1.8     Fair Market Value of the Stock.

         On any date, the mean between the high and low sales prices of a share of Stock on that date as reported in The Wall Street Journal, New York Stock Exchange - Composite Transactions, or as reported in any successor quotation system adopted prospectively for this purpose by the Committee, in its discretion. The Fair Market Value of the Stock shall be rounded to the nearest whole cent (with 0.5 cent being rounded to the next higher whole cent).

         1.9     Grant Date.

         The date as of which an Option Grant is deemed to have been made, which shall be the effective date of the Option Grant as specified by the Committee on the Approval Date.

         1.10    Normal Grant.

         The number of shares of Stock necessary, based on the Salary Grade of a Participant at the Grant Date, to provide such Participant long-term incentive compensation equivalent to the median (50th percentile) of prevailing competitive practice with respect to long-term incentive compensation, as determined based upon a comparative compensation study covering industrial companies comparable to the Corporation in size and complexity of operations conducted by a nationally recognized compensation consulting firm approved by the Committee. For purposes of determining the Normal Grant for a Covered Year, the Committee will use a Stock price (i) for 1995 only, selected by the Committee, in its discretion, which, based upon the Committee's consideration of such factors as current Stock price, Stock price movements over a period deemed representative by the Committee and relevant information concerning industry conditions and market trends, fairly represents the value of the Stock on the Approval Date, and (ii) for other Covered Years, equal to the average Fair Market Value of the Stock for the 5 consecutive trading days next preceding the date which is 14 days prior to the Approval Date.


                                      -3-

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         1.11    Option Agreement.

         A written agreement specifying the terms and conditions of each Option Grant under this Plan, as described in Section 6.8.

         1.12    Option Grant.

         A non-qualified stock option to purchase a specified number of shares of Stock at the Option Price specified in the Option Grant, subject to the terms and conditions of this Plan and the governing Option Agreement.

         1.13    Option Price.

         The Fair Market Value of the Stock on the Grant Date.

         1.14    Participant.

         An Employee or former Employee who is selected as an Option Grant recipient in accordance with Article II and who continues to hold outstanding Option Grants under this Plan.

         1.15    Peer Group Companies.

         The companies included in the Standard & Poors Paper and Forest Products Industry Index from time to time (but excluding the Corporation).

         1.16    Plan.

         The Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan as described in this plan document.

         1.17    Plan Administrator.

         The person or entity having administrative authority under this Plan, as specified in Article IV.

         1.18    Salary Grade.

         The salary grade of a Participant as established from time to time by the Compensation Department of the Corporation in accordance with the Corporation's generally applicable policies.


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         1.19    Stock.

         Georgia-Pacific Corporation common stock, eighty cents ($0.80) par value per share.

         1.20    Subsidiary.

         Subsidiary shall mean any corporation (other than the Corporation) in any unbroken chain of corporations beginning with the Corporation if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         1.21    Term or Term of the Plan.

         The 5-year period commencing on the Effective Date and ending on March 31, 2000.

         1.22    Total Shareholder Return.

         For a given period and a given common stock, the number determined by the formula [(S(B)+S(D))P(E) - 100] / 100, where (i) "S(B)" is the number of shares of the common stock (including fractional shares) that could be bought with an initial $100 investment at P(B), or $100 / P(B); (ii) "S(D)" is the total number of shares of the common stock (including fractional shares) which could be purchased with the dividends (or allocated portion of a per share dividend) paid on S(B) shares of the common stock during the measurement period (and any additional shares or fractional shares allocated in accordance with this subsection (ii) with respect to dividends paid during the measurement period but prior to the dividend in question), determined in the case of each such dividend paid using the closing price of the common stock on the trading date coincident with or next preceding the date of payment of the dividend;
(iii) "P(B)" is the closing price of the common stock on the last trading day before the first day of the measurement period; and (iv) "P(E)" is the closing price of the common stock on the last trading day of the measurement period.
In calculating the Total Shareholder Return for a given common stock, the Plan Administrator will apply the principles of Section 3.7 (except for the proviso in the last sentence of that section) as if that section applied to the common stock.

         1.23    Vesting Date.

         The date upon which an Option Grant under this Plan first becomes exercisable in accordance with the provisions of Sections 3.3 or 3.4.

         1.24    Weighted Average Total Shareholder Return.

         For any given measurement period, the average of the Total Shareholder Returns for a named group of corporations with the return of each such corporation weighted on the basis of its market capitalization at the beginning of the measurement period.


                                   ARTICLE II
                                  ELIGIBILITY

         2.1     Selection of Participants.

         Prior to the Effective Date, but subject to the approval of this Plan by the Board and the shareholders, the Committee, in its sole discretion, shall designate those Employees who will be Participants in this Plan on the Effective Date. The Grant Date for Participants selected pursuant to the preceding sentence shall be the Effective Date. Prior to each Grant Date following the Effective Date, the Committee, in its sole discretion, shall designate the Employees who shall become Participants in this Plan at each such Grant Date, provided that no Option Grant may have a Grant Date during the first calendar quarter of any year. Whenever an Employee is designated as a Participant on any Grant Date pursuant to this Section 2.1, the Plan Administrator shall cause notice to be given to the Participant in writing specifying:

         (a)     The Participant's Option Grant;

         (b)     The Grant Date for the Participant's Option Grant; and

         (c)     The Option Price for the Participant's Option Grant.


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
The Plan Administrator shall also provide to each Participant with respect to a given Grant Date an Option Agreement governing the Option Grant made on that Grant Date executed on behalf of the Corporation and, if one has not been supplied previously, a copy of this Plan.


                                  ARTICLE III
                                INCENTIVE AWARDS

         3.1     Option Grants.

         Subject to the provisions of Section 3.2 regarding augmented Option Grants, during the Term of this Plan, each Participant selected by the Committee for any Grant Date (as determined by the Committee) shall receive an Option Grant of a number of shares of Stock equal to a Normal Grant (as determined by the Committee as of the Approval Date). The exercise price for each Option Grant shall be the Option Price for the Grant Date for that Option Grant. Except as provided in Section 3.7, the Option Price for an Option Grant may not be modified after the Grant Date. Each such Option Grant shall be subject to the provisions of this Plan and the Option Agreement approved by the Committee pursuant to Section 6.8 governing that Option Grant. At no time during the Term of the Plan may the aggregate of Option Grants outstanding and the number of shares of Stock issued upon exercise of Option Grants under this Plan exceed 8,100,000 shares of Stock (subject to adjustment in accordance with Section 3.7). In addition, no Participant in this Plan may receive aggregate Option Grants in excess of 200,000 shares of Stock during any calendar year during the term of this Plan. Option Grants remain "outstanding" for purposes of this Section 3.1 until forfeited under Section 3.5 or, to the extent not exercised, for a period of 10 years from the Grant Date. Shares authorized by this Plan but not subject to Option Grants under Section 2.1 and Option Grants forfeited under Section 3.5 will be available for Option Grants to Participants under Section 2.1. Shares issued pursuant to the exercise of a vested Option Grant under this Plan may be authorized but unissued shares of Stock or treasury Stock.


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         3.2     Augmented Option Grants.

         Notwithstanding anything in Section 3.1 to the contrary (but still subject to the limitation on aggregate outstanding and individual Option Grants provided in that Section): (i) in the event that the Corporation's Total Shareholder Return for the 3, 4 or 5 full fiscal years of the Corporation immediately preceding any Grant Date subsequent to the Effective Date is greater than or equal to the 65th percentile - but less than the 75th percentile - of the Total Shareholder Returns for Peer Group Companies, the number of shares of Stock granted to a Participant as of such subsequent Grant Date shall be 120% of the Normal Grant for that Participant (as determined by the Committee); and (ii) in the event that the Corporation's Total Shareholder Return for the 3, 4 or 5 full fiscal years of the Corporation immediately preceding any Grant Date subsequent to the Effective Date is greater than or equal to the 75th percentile of the Total Shareholder Return of Peer Group Companies, the number of shares of Stock granted to a Participant as of such subsequent Grant Date shall be 140% of the Normal Grant for that Participant (as determined by the Committee). In the event that more than one of the standards described in this Section 3.2 apply, the standard producing the highest Option Grant will apply, provided that this Section 3.2 shall not apply to the initial Option Grant to any Participant under this Plan.

         3.3     Normal and Accelerated Vesting of Option Grants.

         No Option Grant may be exercised prior to its Vesting Date, but on and after its Vesting Date, an Option Grant may be exercised in accordance with - and to the extent permitted under - the terms of this Plan and the applicable Option Agreement. An Option Grant will vest without regard to performance standards stated in this Section 3.3 on the 183rd day following the 9th anniversary of the Grant Date. Option Grants are subject to accelerated performance-based vesting in accordance with any of the following rules:

         (a) An Option Grant will vest on the 3rd anniversary of the Grant Date if the Corporation's Total Shareholder Return for the immediately preceding 3 full fiscal years exceeds the Weighted Average Total Shareholder Return of all Peer Group Companies for the same period.

         (b) An Option Grant will vest on the 4th anniversary of the Grant Date if the Corporation's Total Shareholder Return for the immediately preceding 4 full fiscal years exceeds the Weighted Average Total Shareholder Return of all Peer Group Companies for the same period.

         (c) An Option Grant will vest on the 5th anniversary of the Grant Date if the Corporation's Total Shareholder Return for the immediately preceding 5 full fiscal years exceeds the Weighted Average Total Shareholder Return of all Peer Group Companies for the same period.

Vesting under subsections (a), (b) and (c) shall be conditioned upon the Committee's written certification that the performance vesting standards of this Section 3.3 have been met. Vesting of Option Grants under this Section
3.3 is subject in all cases to the restrictions/forfeiture rules in Section
3.5. Option Grants vesting pursuant to this Section 3.3 may be exercised at any time on or after the Vesting Date and prior to the 10th anniversary of the Grant Date (not inclusive), provided that if a Participant's employment with the Corporation and its Subsidiaries terminates for any reason other than retirement (as defined in Section 3.4(b)(i)), death or disability (as defined in Section 3.4(b)(iii)) after the Vesting Date of an Option Grant and before that Option Grant has expired, the vested Option Grant may be exercised only during the 90-day period following the Participant's date of termination or, if shorter, during the remaining period before the Option Grant expires. If a Participant's employment with the Corporation and its Subsidiaries terminates for any reason other than retirement (as defined in Section 3.4(b)(i)), death or disability (as defined in Section 3.4(b)(iii)) prior to the Vesting Date of an Option Grant, the Option Grant will terminate as of the Participant's termination date, and the Participant will have no further rights under that Option Grant.


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
         3.4     Special Vesting.

         (a) Notwithstanding anything in Sections 3.3 or 3.5 to the contrary, the performance-based vesting provisions of subsections (a), (b) and (c) of Section 3.3 shall operate to vest any then-outstanding Option Grants held by Participants who retire (as defined in Section 3.4(b)(i)), die or become disabled (as defined in Section 3.4(b)(iii)) prior to the Vesting Dates of such Option Grants even if such vesting occurs after the termination of their employment with the Corporation and its Subsidiaries.

         (b) Notwithstanding anything in Sections 3.3 or 3.5 to the contrary, if an Option Grant is not vested pursuant to the performance-based vesting standards of subsections (a), (b) and (c) of Section 3.3 or another provision of this Plan, it will vest in the circumstances and on the date specified in paragraphs (i) through (iii) below to the extent permitted by the schedule set forth in Section 3.4(c):

                 (i) If a Participant terminates employment with the Corporation and its Subsidiaries after attaining age 65 or age 55 and 10 years of service for vesting purposes under the Georgia-Pacific Corporation Savings and Capital Growth Plan (other than a termination for Cause), on the later of his/her retirement date or the 5th anniversary of the Grant Date;

                 (ii) If the Participant dies, on the later of his/her date of death or the 5th anniversary of the Grant Date; or

                 (iii) If the Participant becomes totally disabled as defined under the Georgia-Pacific Corporation Salaried Long-Term Disability Plan (whether or not the Participant actually participates in that plan), as determined by the Plan Administrator in its sole discretion, on the later of his/her date of termination of employment with the

                          Corporation and its Subsidiaries because of such disability or the 5th anniversary of the Grant Date.

         (c) A Participant who is entitled to special vesting in accordance with Section 3.4(b) above will vest in his/her outstanding Option Grants as of the applicable date specified in Section 3.4(b) to the extent indicated in paragraphs (i) through (vi) below:

                 (i) If special vesting described in Section 3.4(b)(i) through (iii) occurs prior to the 5th anniversary of the Grant Date of an outstanding Option Grant that has not otherwise vested, 50% of that Option Grant will vest and 50% will be forfeited.

                 (ii) If special vesting described in Section 3.4(b)(i) through (iii) occurs on or after the 5th anniversary, but prior to the 6th anniversary, of the Grant Date of an outstanding Option Grant that has not otherwise vested, 60% of that Option Grant will vest and 40% will be forfeited.

                 (iii) If special vesting described in Section 3.4(b)(i) through (iii) occurs on or after the 6th anniversary, but prior to the 7th anniversary, of the Grant Date of an outstanding Option Grant that has not otherwise vested, 70% of that Option Grant will vest and 30% will be forfeited.

                 (iv) If special vesting described in Section 3.4(b)(i) through (iii) occurs on or after the 7th anniversary, but prior to the 8th anniversary, of the Grant Date of an outstanding Option Grant that has not otherwise vested, 80% of that Option Grant will vest and 20% will be forfeited.

                 (v) If special vesting described in Section 3.4(b)(i) through (iii) occurs on or after the 8th anniversary, but prior to the 9th


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
                          anniversary, of the Grant Date of an outstanding Option Grant that has not otherwise vested, 90% of that Option Grant will vest and 10% will be forfeited.

                 (vi) If special vesting described in Section 3.4(b)(i) through (iii) occurs on or after the 9th anniversary of the Grant Date of an outstanding Option Grant that has not otherwise vested, 100% of that Option Grant will vest.

         (c) The special vesting dates specified in this Section 3.4 shall be considered Vesting Dates for purposes of this Plan.

         (d) Option Grants vesting pursuant to Section 3.4(a) may be exercised at any time on or after the Vesting Date and prior to the 10th anniversary of the applicable Grant Date (not inclusive). Option Grants vesting pursuant to Section 3.4(b) may be exercised at any time on or after the Vesting Date and prior to the 183rd day following the Vesting Date (not inclusive) or, if earlier, prior to the 10th anniversary of the applicable Grant Date (not inclusive).

         3.5     Restrictions on Option Grants /Forfeitures.

         Option Grants under this Plan will be subject to the following restrictions and forfeiture rules:

         (a) Subject to Section 3.4, if a Participant's employment with the Corporation is terminated for any reason prior to the Vesting Date for an Option Grant, the Participant shall forfeit all rights with respect to that Option Grant, and the Option Agreement governing that Option Grant shall be null, void and of no effect as of the date his/her employment terminates.

         (b) An Option Grant shall be nontransferable and may not be sold, hypothecated or otherwise assigned or conveyed by a Participant to any party; provided that in the event of the incapacity (as determined by the Plan Administrator) or death of the Participant (but subject to Section 6.1), his/her attorney-in-fact pursuant to a valid power of attorney giving general or specific authority to make elections with respect to outstanding Option Grants, his/her court-appointed guardian or the custodian of his/her affairs or the executor or administrator of his/her estate (as the case may be) may exercise any rights with respect to any vested Option Grant that the Participant could have exercised if he/she were still alive or not incapacitated. No assignment or transfer of any Option Grant or the rights represented thereby, whether voluntary, involuntary, or by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, and immediately upon any attempt to assign or transfer this Option Grant, this Option Grant shall terminate and be of no force or effect.

         (c) A Participant shall have no rights as a stockholder with respect to outstanding Option Grants until the date of the issuance or transfer of the shares to him and only after such shares are fully paid. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance or transfer.

         (d) To the extent that a vested Option Grant is not exercised during the period provided for its exercise under this Plan and the related Option Agreement, the Participant shall forfeit all rights with respect to that Option Grant and the Option Agreement shall expire as of the close of the last day of the prescribed exercise period.

         (e) Notwithstanding anything in this Plan to the contrary, if a Participant is terminated for Cause, all of such Participant's outstanding Option Grants under this Plan for which the Vesting Date has occurred on or prior to his/her date of termination shall terminate as of such date of termination unless and to the extent that the Committee determines (after taking into account the provisions of Section 6.9) that such forfeiture in a given case would violate applicable law.

         3.6     No Bar to Corporate Restructuring.

         The existence of this Plan or outstanding Option Grants under this Plan shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise. Any shares of stock accruing to outstanding Option Grants as a result of any adjustment under Section 3.7 will be subject to the same restrictions (and have the same Vesting Date) as the shares to which they accrue.

         3.7     Capital Readjustments/Option Grant Modifications.

         The Option Grants under this Plan will be made in shares of the Stock as constituted on the Grant Date of each Option Grant. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Plan Administrator shall have the authority to make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the maximum number of shares which may be granted in any calendar year and in the number, kind and Option Price of shares subject to outstanding Option Grants and/or such other equitable substitution or adjustments as it may determine in its sole discretion to be appropriate to ensure that all

Participants are treated equitably as a result of any such event; provided, however, that the number of shares subject to any Option Grant shall always be a whole number.

         3.8     Change of Control.

         Notwithstanding any other provision of this Plan to the contrary, in the event of a Change of Control of the Corporation (as defined in this Section 3.8), all outstanding Option Grants which are not yet vested shall vest as of the effective date of such Change of Control if the Total Shareholder Return of the Corporation for at least one of the 3-year, 4-year or 5-year periods ending on the effective date of the Change of Control exceeds the Weighted Average Total Shareholder Return of all Peer Group Companies for the same period. Option Grants vested pursuant to this Section 3.8 may be exercised at any time from and after the effective date of the Change of Control (which shall be considered the applicable Vesting Date) and prior to the 10th anniversary of the Grant Date. For the purposes of this Plan, a "Change of Control" shall mean:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% of more of either (i) the then outstanding shares of Stock (the "Outstanding Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 3.8; or

         (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

         3.9     Fractional Shares.

         Notwithstanding anything in this Plan to the contrary, Option Grants shall always be in whole numbers of shares. In the event any adjustment to an Option Grant pursuant to this Plan would otherwise result in the creation of a fractional share interest, the affected Option Grant shall be rounded to the nearest whole share (with 0.5 share rounded to the next higher whole number).

                                   ARTICLE IV
                              PLAN ADMINISTRATION

         4.1     Plan Administrator.

         The Plan will be administered by the Committee. Decisions and determinations by the Committee shall be final and binding upon all parties, including the Corporation, shareholders, Participants and other employees. The Committee shall have the authority to administer the Plan, make all determinations with respect to the construction and application of the Plan and the Board resolutions establishing the Plan, adopt and revise rules and regulations relating to the Plan and make any other determinations which it believes necessary or advisable for the administration of the Plan. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to the member's own willful misconduct or lack of good faith. Where specified in this Plan, Plan Administrator actions will be subject to approval of the shareholders of the Corporation.

         4.2     Delegation.

         The Committee is expressly authorized to appoint one or more individuals, who need not be members of the Committee, or entities to administer the Plan and to make all determinations with respect to the construction and application of the Plan, and otherwise exercise all powers vested in the Committee under the Plan. Such agents shall serve at the pleasure of the Committee. The decisions of any such agents taken within the scope of his/her authority will have the same effect as decisions by the Committee. Notwithstanding anything in this Section 4.2 to the contrary, the Committee may not delegate its authority to determine the Participants at any Grant Date or to make or adjust Option Grants of Stock under this Plan.

                                   ARTICLE V
                           AMENDMENT AND  TERMINATION

         5.1     Amendment and Termination.

         The Board expressly reserves the right to amend or terminate the Plan at any time, provided, however, that no amendment or termination may modify the terms and conditions of any Option Grant made to a Participant prior to the adoption of any such amendment or termination or of the related Option Agreement (except as may be required by law) without the written approval of the affected Participant(s). Notwithstanding the foregoing, no amendment may, without the approval of the Shareholders of the Corporation:

         (a) Increase the maximum number of shares of Stock authorized for aggregate outstanding and individual Option Grants under
                 Section 3.1 (increases pursuant to Section 3.7 will not be considered amendments for purposes of this Section);

         (b)     Extend the Term of this Plan;

         (c)     Amend the provisions of this Section 5.1; or

         (d) Modify or permit modification of the Option Price for any outstanding Option Grant made pursuant to this Plan (modifications of the Option Price pursuant to Section 3.7 will not be considered amendments for purposes of this Section).

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         6.1     Non-Transferability/Designation of Beneficiary.

         (a) Except as provided in subparagraph (b), a Participant may not either voluntarily or involuntarily assign, anticipate, alienate, commute, pledge or encumber any Option Grant which he/she may receive under the Plan, nor may the same be subject to attachment or garnishment by any creditor of a Participant.

         (b) Notwithstanding anything in subsection (a) to the contrary, a Participant may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under the Plan. Such a designation shall be made in writing, and filed with the Corporation. A beneficiary designation may be changed or revoked by a Participant at any time by filing a written statement of such change or revocation with the Corporation. If a Participant fails to designate a beneficiary, then Section 3.5(b) will apply.

         6.2     Continued Employment.

         Neither participation in this Plan nor any Option Agreement shall constitute an agreement (1) of the Participant to remain in the employ of and to render his/her services to the Corporation or a Subsidiary or (2) of the Corporation or a Subsidiary to continue to employ such Participant, and the Corporation may terminate a Participant at any time with or without cause.

         6.3     Plan Unfunded.

         The compensation provided pursuant to this Plan (if any) shall be provided solely from the general assets of the Corporation. No trust or other funding device providing for the identification or segregation of assets to fund this Plan has been established, nor is it the Corporation's intention to do so. Each Participant shall be a general and unsecured creditor of the Corporation with respect to any interest he/she may have under this Plan.

         6.4     Taxation.

         This Plan may give rise to compensation subject to federal and state tax withholding (including, without limitation, FICA withholding) in the calendar year in which vested Option Grants are exercised, and such withholding taxes shall be the responsibility of the Participant exercising the options.

         6.5     Retirement Plans and Welfare Benefit Plans.

         Except as otherwise specified in this Plan and the plan in question, the value of compensation under this Plan will not be included as "compensation" for purposes of the Corporation's retirement plans (both qualified and non-qualified) or welfare benefit plans.

         6.6     Medium of Payment.

         The Committee, in its discretion, may specify in the Option Agreements that the Option Price shall be payable upon the exercise of the Option Grant either (i) in United States dollars in cash or by certified check, bank draft or postal or express money order payable to the order of the Corporation, or
(ii) in shares of Stock having at the time the Option Grant is exercised a Fair Market Value equal to the purchase price of the shares acquired pursuant to the exercise of the Option Grant, or (iii) a combination thereof.

         6.7     No Cash Bonuses or Surrender Rights.

         No cash bonuses may be granted with respect to an Option Grant under this Plan, and no Option Grant or Option Agreement may provide that in lieu of the exercise of the Option Grant, or any portion thereof, the Participant may surrender his/her Option Grant, or any portion thereof, to the Corporation.

         6.8     Option Agreements.

         Option Grants made pursuant to the Plan shall be evidenced by Option Agreements in such form as the Committee shall, from time to time, approve, provided that such agreements shall comply with, reflect and be subject to the terms of this Plan.

         6.9     Governing Law.

         The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Georgia and, where applicable, federal law.

         6.10    Severability.

         If any provision of this Plan should be held illegal or invalid for any reason, such determination shall not affect the provisions of this Plan, but instead the Plan shall be construed as if such provisions had never been included herein.

         6.11    Headings/Gender.

         Headings contained in this Plan are for convenience only and shall in no event be construed as part of this Plan. Any reference to the masculine, feminine or neuter gender shall be a reference to other genders as appropriate.

                                  ARTICLE VII
                      EFFECTIVE DATE/SHAREHOLDER APPROVAL

         7.1     Effective Date.

         This Plan shall become effective on the Effective Date as defined in
Section 1.6.

         7.2     Shareholder Approval.

         Notwithstanding anything in this Plan to the contrary, the Plan shall be null and void from inception if the Plan is not approved by affirmative votes of the holders of a majority of the securities of the Corporation present or represented by proxy and entitled to vote at a meeting duly held in accordance with the applicable corporate law of the State of Georgia and the By-Laws of the Corporation on or prior to April 1, 1996.